PROPRIETARY INFORMATION

NON-DISCLOSURE AGREEMENT

THIS AGREEMENT is made and entered into effective as of July 1st 2012, by and between the following as "Parties" to this Agreement:

BioShaft Water Technology, Inc.	Company: Canadian Environmental Designers Inc.
1 Orchard Road, Suite 220 Lake Forest,	Address: 5385 Bessborough Crt.
Orange County, California, USA	Mississauga, ON, L5M 5C5 Canada
Phone: (949)748-8050	Phone: (949) 214-4401 / (905) 826-6241
Fax (949) 313-2926	ceddesigners@gmail.com

WHEREAS, the Parties named above desire to exchange Proprietary Information between themselves for the purpose of future business possibilities

NOW THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the Parties agree as follows:

1. The term of this Agreement shall be for a period of five (5) years from the effective date set forth above.

2. This Agreement shall only apply to that Proprietary Information disclosed during the term of this Agreement and the protection afforded to such Proprietary Information by this Agreement shall continue notwithstanding any termination or expiration of this Agreement for a period of five (5) years from the effective date of this Agreement.

3. This Section deals with the meaning and what is included in the term “Proprietary Information”.

A. "Proprietary Information" means information which is disclosed in writing and is designated as proprietary by being clearly and conspicuously marked as such.

B. "Proprietary Information" may include, without limitation, technical, financial or commercial information, business plans, product plans and costs, proposal strategy, specifications, drawings, designs, test results, process and fabrication information, computer software and know-how.

C. "Proprietary Information" also means information which is disclosed orally and visually provided that it is identified at the time of such oral or visual disclosure as proprietary and is reduced to writing, and clearly and conspicuously marked as proprietary, and transmitted to the Receiving Party within twenty (20) calendar days of such oral or visual disclosure.

D. For the purpose of this Agreement the “Parties” shall include, respectively, the parent, affiliate, and subsidiary companies at any tier of both “Parties;” provided, however, that the Parties specifically agree that BioShaft Water Technology Inc. and all of its non-affiliates and subsidiaries are specifically excluded as a Party to the agreement by this provision and are neither directly nor by reference incorporated into this Agreement.

4. The Party disclosing information hereunder ("Disclosing Party") warrants that it has the lawful right to make the information disclosures to the other Party hereto ("Receiving Party").

PROPRIETARY INFORMATION

NON-DISCLOSURE AGREEMENT

5. The receiving party’s responsibilities and obligations include the following:

A. The Receiving Party shall only use the Proprietary Information of the Disclosing Party for the purpose stated herein.

B. The Receiving Party shall keep the Proprietary Information of the Disclosing Party in confidence and shall protect such Proprietary Information against disclosure to and use by third parties.

C. The Receiving party shall also protect the Proprietary Information of the Disclosing Party against disclosure to and use by employees of the Receiving Party who do not have a need to know of that Proprietary Information for the purposes of this Agreement as stated herein. Also, such information shall not be disclosed to any persons in other divisions, groups, affiliates, subsidiaries or staff of the Receiving Party's parent corporation unless persons within those other business entities have a need to know.

6. The above obligations relating to the use of and disclosure of Proprietary Information shall be satisfied by the Receiving Party affording that Proprietary Information the same degree of protection which it affords to its own Proprietary Information of similar importance, but not less than a reasonable degree of care.

7. Notwithstanding the above, the Receiving Party may disclose the Proprietary Information of the Disclosing Party to the United States Government provided that an appropriate government authorized restrictive legend is prominently applied to each page of the document containing such Proprietary Information.

8. Subject to the restrictions imposed by the patent or copyright laws through the grant of a valid patent or copyright, the Receiving Party shall have no obligation to protect or restrict the use of any portion of the information marked as "Proprietary Information" which:

A. is in the public domain at the time of its receipt or subsequently comes into the public domain through no breach of this Agreement; or

B. is independently developed by employees of the Receiving Party having no substantive knowledge of the data provided hereunder; or

C. was already lawfully known to the Receiving Party prior to disclosure by the Disclosing Party and was without restrictions; or

D. has been subsequently received lawfully by the Receiving Party from a third party without restrictions and without breach of this Agreement; or

E. was disclosed by the Disclosing Party to a third party, including the government, without restriction; or

F. is approved for release by written authorization of the Disclosing Party.

PROPRIETARY INFORMATION

NON-DISCLOSURE AGREEMENT

9. Nothing contained herein shall restrict any Party from disclosing any portion of Proprietary Information on a restrictive basis pursuant to a judicial or other lawful government order, but only to the extent of such order and only after reasonable prior notice to the Disclosing Party who can attempt a lawful process to preclude such disclosure.

10. The effective date, termination terms, and obligations for use are as stated below:

A. The effective date and term of this Agreement are set forth on the front page hereof.

B. Either Party may terminate this Agreement prior to the expiration date by giving thirty (30) calendar days prior written notice to the other Party at the Notice Address.

C. The obligations relating to use and protection of such Proprietary Information shall survive termination or expiration of this Agreement as set forth in Paragraph 2.

D. Upon termination or expiration of this Agreement each Party shall return to the other, at its own expense, the original and all copies of such Proprietary Information at the Notice Address within thirty (30) calendar days, or if requested in writing by the Disclosing Party, shall destroy the original and all copies of such Proprietary Information and certify to the destruction in writing within thirty (30) calendar days of such expiration or termination.

11. The Notice Address and primary but non-exclusive points of contact for the exchange of Proprietary Information subject to the protection of this Agreement are as set forth below:

BioShaft Water Technology, Inc.	Company: Canadian Environmental Designers Inc.
1 Orchard Road, Suite 220 Lake Forest,	Address: 5385 Bessborough Crt.
Orange County, California, USA	Mississauga, ON, L5M 5C5 Canada
Phone: (949)748-8050	Phone: (949) 214-4401 / (905) 826-6241
Fax (949) 313-2926	ceddesigners@gmail.com

12. Any Party may change its address and point of contact from time-to-time by written notice to the other Party.

13. Neither Party shall be liable for the inadvertent or accidental disclosure of Proprietary Information so long as the disclosure occurs despite the exercise of the degree of care provided for herein; provided, however, that the inadvertently Disclosing Party takes all reasonable steps to try to remedy the unauthorized disclosure and preclude further disclosure by itself or the unauthorized receiving party.

14. This Agreement is deemed to be executed and delivered within the State of California, and it is the intent of the Parties that it be construed, interpreted and applied in accordance with the laws of the United States.

PROPRIETARY INFORMATION

NON-DISCLOSURE AGREEMENT

15. This Agreement is intended to only facilitate the exchange of Proprietary Information and is not intended to be, and shall not be construed to create a teaming agreement, joint venture association, partnership, or other business organization or agency arrangement. Neither Party hereto has an obligation to supply information hereunder, and neither Party has an obligation hereunder to enter into any contract with the other Party. Neither Party has an obligation under this Agreement to offer for sale products using or incorporating the Proprietary Information.

16. Each Party shall perform their respective obligations hereunder without charge to the other Party.

17. This Agreement does not grant any warranty, express or implied, with respect to the quality, validity or usefulness of exchanged information. Neither Party shall be liable in damages of any kind as a result of any of the other Party's reliance on or use for the purposes stated herein of the information exchanged hereunder.

18. Neither the execution of this Agreement nor the delivery of any information hereunder shall be construed as granting either expressly or by implication, estoppels or otherwise, any right in or license under any present or future data, drawings, plans, ideas or methods disclosed under this Agreement or under any invention or patent now or hereafter owned or controlled by the other Party hereto.

19. All non-proprietary information received under this Agreement shall be received without restriction and the Receiving Party shall be free to use and disseminate any information so received subject only to the restrictions imposed by the patent or copyright laws through the grant of a valid patent or copyright.

20. This Agreement shall apply in lieu of and notwithstanding the terms or conditions in any specific legend or restrictive statement associated with any information exchanged hereunder and the duties of the Parties shall be determined exclusively by the terms and conditions of this Agreement.

21. A Receiving Party shall not export, directly or indirectly, any Proprietary Information or any products utilizing any such information acquired from the Disclosing Party under this Agreement to any country for which the United States Government or any agency thereof at the time of export requires an export license or other governmental approval without first obtaining the written consent of the Disclosing Party and the Department of State or other agency of the United States Government when required by applicable statute or regulation.

22. If the Parties hereinafter enter into a contract or teaming agreement having the same general purpose as stated above and the contract or teaming agreement required or permits the use or disclosure of Proprietary Information previously disclosed pursuant to this Agreement, then the terms of such contract or teaming agreement requiring or permitting such use or disclosure shall, to the extent, supplement (but not supersede unless specific reference is made to this Agreement) the provisions of this Agreement.

23. Through the receipt and use of Proprietary Information furnished pursuant to the Agreement, the Receiving Party accepts and ratifies this Agreement in its entirety, notwithstanding any defects in the execution thereof.

PROPRIETARY INFORMATION

NON-DISCLOSURE AGREEMENT

24. This Agreement's scope and amendment's requirements are stated as follows:

A. This Agreement contains the complete and entire understanding between the Parties on the subject matter agreed upon and supersedes all discussions, proposals, understandings or agreements, oral or written, relating to the subject matter.

B. Proprietary Information exchanged under other agreements between the Parties to this Agreement prior to the effective date of this Agreement shall be protected under the terms of those agreements unless such information is also disclosed under this Agreement thereby entitling that information to be protected hereunder. In all cases of conflict between the Agreements for protection of the same Proprietary Information, this Agreement shall govern.

C. This Agreement may be amended only by an instrument in writing signed by authorized representatives of the Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

BioShaft Water Technology, Inc.	Company: Canadian Environmental Designers Inc.
1 Orchard Road, Suite 220 Lake Forest,	Address: 5385 Bessborough Crt.
Orange County, California, USA	Mississauga, ON, L5M 5C5 Canada
Phone: (949)748-8050	Phone: (949) 214-4401 / (905) 826-6241
Fax (949) 313-2926	ceddesigners@gmail.com

Name: Walter J. Zurawick, Jr.

Title: CEO

Date: July 1, 2012

Company: BioShaft Water Technology Inc.

Signature:  /s/ Walter J. Zurawick, Jr.

Name: Bashar R. Amin

Title: President

Date: July 1, 2012

Company: Canadian Environmental Designers Inc.

Signature: /s/ Bashar R. Amin